UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 10 , 2011

Commission File Number:  001-32420

Bazi International, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
841575085
(IRS Employer Identification No.)

1730 Blake Street, Suite 305, Denver, Colorado 80202
(Address of principal executive offices)

303-316-8577
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2011, Bazi International, Inc. (the "Company") entered into an investment banking agreement, pursuant to which the Company engaged a broker dealer to render investment banking services for a period of one year from the date of the agreement.

Simultaneously with the execution of the agreement, the Company issued 500,000 shares of the Company's Common Stock in consideration for the services to be provided the Company under the terms of the agreement (the "IB Shares"). The IB Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent the registration or an applicable exemption from the registration requirements of the Securities Act. The issuance is exempt from the registration requirements of the Securities Act, pursuant to Regulation D and/or Section 4(2).

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 regarding the issuance of the IB Shares is hereby incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bazi International, Inc.

Date:   June 10, 2011
By:	/s/ John Pougnet

Name: John Pougnet
Title: Chief Financial Officer